UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 16, 2014

PENN NATIONAL GAMING, INC.

Commission file number 0-24206

Incorporated Pursuant to the Laws of the Commonwealth of Pennsylvania

IRS Employer Identification No. 23-2234473

825 Berkshire Blvd., Suite 200
Wyomissing, PA 19610

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 16, 2014, the Board of Directors (the “Board”) of Penn National Gaming, Inc. (the “Company”) increased the size of the Board from six members to seven members and subsequently elected Timothy J. Wilmott, the Company’s Chief Executive Officer, to fill the vacancy.  Mr. Wilmott was elected as a Class III director with a term expiring at the 2017 annual meeting of shareholders.

There are no arrangements or understandings between Mr. Wilmott and any other person pursuant to which he was elected as a director.  As an employee of the Company, Mr. Wilmott will not be separately compensated for his service to the Board.  Mr. Wilmott was not appointed, and is not expected to be appointed, to any committees of the Board.  Mr. Wilmott has not been a party to any transaction involving the Company required to be disclosed under Item 404(a) of Regulation S-K.

On September 19, 2014, the Company issued a press release announcing Mr. Wilmott’s election to the Board, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release of Penn National Gaming, Inc. dated September 19, 2014

* * *

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 19, 2014	PENN NATIONAL GAMING, INC.

	By:	/s/ Robert S. Ippolito
	Name:	Robert S. Ippolito
	Title:	Vice President, Secretary and Treasurer

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